SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                         Date of Report - June 16, 2005
                        (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition


     Metrologic Instruments, Inc. (the "Company") is furnishing herewith as
Exhibit 99.1 its Press Release dated June 16, 2005 announcing the Company's revised full year 2005 guidance and cost restructuring efforts.



Item 9.01 Financial Statements and Exhibits.

          (c)      Exhibits

          99.1     Metrologic Instruments, Inc. press release dated
                   June 16, 2005 announcing the Company's revised full year 2005 guidance and cost restructuring efforts.





                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 16, 2005                       Metrologic Instruments, Inc.


                                             By:      /s/ Kevin J. Bratton
                                                      Kevin J. Bratton
                                                      Chief Financial Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.                                                                     Page


99.1           Metrologic Instruments, Inc. press release dated           4
               June 16, 2005 announcing the Company's revised full year 2005 guidance and cost restructuring efforts.

EXHIBIT 99.1


Corporate Headquarters
Metrologic Instruments, Inc.
90 Coles Road
Blackwood, NJ 08012-4638                          [COMPANY LOGO]
Tel   856.228.8100
Fax   856.228.6673 (sales)
Fax   856.228-0653 (finance/legal)
www.metrologic.com

    Metrologic Revises its Full Year 2005 Guidance
                   and Comments on Cost Restructuring Efforts

Blackwood, New Jersey - June 16, 2005 -- Metrologic Instruments, Inc. (NASDAQ-NMS: MTLG) announced, based on preliminary information currently available, that it has revised its previously announced guidance for the full year of 2005 and commented on certain cost restructuring initiatives that it has put in place.

Metrologic continues to forecast double-digit top line revenue growth for the remainder of 2005; however, revenues to date have not been increasing as quickly as expected primarily due to lower than anticipated market growth in its Data Capture and Collection business as a result of challenging market conditions throughout Europe and an overall decline in the Industrial Automation business. These market conditions could continue throughout the remainder of 2005.

In response to current projected revenue levels, Metrologic has identified a number of targeted cost-cutting measures in overhead, sales, marketing and administrative costs. In cost of goods sold, these cuts are expected to result in annualized savings of $5.6 million. In addition, the company has identified $2.2 million of reductions in operating expenses for the second half of 2005. The company is already implementing many of these cost cuts, including staff reductions and expense controls, in an effort to accelerate a return to its historic levels of profitability through the second half of the year. Additionally, as an industry-recognized low cost producer, the company has traditionally been able to achieve significant cost reductions in its direct material and labor costs as its products mature and its ongoing operational cost improvement initiatives produce results.

Building on its strong results of 2004, the company continues to expand its market share in its Data Capture and Collection business, including recent successes in certain Tier 1 retail accounts globally. Metrologic's expansion of its product line, including the introduction of Focus(R) and StratosS(TM), earlier this year are expected to provide new sales opportunities for the company, which the company believes should continue to provide profitable sales growth for Metrologic. The company's focus on global expansion through targeted local presence in key strategic markets highlights our philosophy of working for our customers on a "globally local" basis.

Metrologic's CEO and President, Benny Noens commented, "Despite seeing signs of softness in certain of our markets, we believe our worldwide manufacturing capabilities, our extensive distribution network, and our strong balance sheet enhance our position to continue to effectively serve our customers while executing on our plans to control costs and increase shareholder value."

The company expects revenues for the second quarter ended June 30, 2005 to be relatively in line compared with revenues for the first quarter 2005, and second quarter earnings to be negatively impacted by a higher cost structure, which was based on the higher revenues which were previously projected, and a potential adverse impact due to fluctuations in value of the euro relative to the U.S. dollar.

Revised Full Year 2005 Outlook
Metrologic expects net sales to be in the range of approximately $195.0 million to $205.0 million. This is below previously issued revenue guidance of $206.0 million to $216.0 million. Net income is expected to be in the range of $18.5 million to $19.7 million or $0.80 to $0.85 diluted earnings per share. This is below previously issued guidance for net income of $23.0 million to $25.7 million or $0.98 to $1.10 diluted earnings per share. This earnings estimate for 2005 assumes that the value of the euro averages for the year at $1.20 to $1.25 U.S. dollars to the euro and the tax rate for the full year 36%. The Company expects gross margins to be in the range of 43% to 45% for the full year 2005.

About Metrologic
Metrologic Instruments, Inc. ("Metrologic" or the "Company") designs, manufactures and markets bar code scanning and high-speed automated data capture systems solutions using laser, holographic and vision-based technologies. Metrologic offers expertise in 1D and 2D bar code reading, portable data collection, optical character recognition, image lift, and parcel dimensioning and singulation detection for customers in retail, commercial, manufacturing, transportation and logistics, and postal and parcel delivery industries. In addition to its extensive line of bar code scanning and vision system equipment, the Company also provides a variety of highly sophisticated optical systems used by the commercial, government, and scientific communities. Metrologic products are sold worldwide through Metrologic's sales, service and distribution offices located in North and South America, Europe and Asia. For more information please call 856-228-8100 or visit www.metrologic.com.

Forward Looking Statements
Forward-looking statements contained in this release are highly dependent upon a variety of important factors which would cause actual results to differ materially from those reflected in such forward looking statements. Specifically, the factors that could cause actual results to differ from expectations include: the timing, introduction and market acceptance of Metrologic's new products; foreign currency fluctuations with the US dollar; pricing pressures; competitive factors; sales cycles of Metrologic's products; Metrologic's ability to control manufacturing and operating costs (including the results of the cost-cutting initiatives), as well as product and revenue mix, which affect gross margins and future profitability; technological changes in the data capture industry, including the adoption of vision-based technologies and RFID; availability of patent protection for Metrologic's vision-based technologies, and other products; the resolution of litigation; general economic conditions; and the potential impact of terrorism, international hostilities and natural disasters. When used in this release and documents referenced, the words "believes", "expects", "may", "should", "seeks", or "anticipates", and similar expressions as they relate to Metrologic or its management are intended to identify such forward-looking statements. For additional factors, please see Metrologic's reports filed with the Securities and Exchange Commission.

For more information contact:
Ann Anthony, Investor Relations
856.228.8100
Email:  a.anthony@metrologic.com